Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of May 27, 2026, by and among HUB GROUP, INC. (the “Company”), The Heeter Group, LLC (the “Consultant”) and TODD HEETER (“HEETER”) (for purposes of Sections2(a), 2(c)(7), 2(f), 2(g) 4, 5, 6, 7, 8(g) and 8(k)).

1. Term. The Company agrees to engage the Consultant, effective as of May 28, 2026 (the “Effective Date”), and the Consultant agrees to be engaged by the Company, upon the terms and conditions set forth in this Agreement for a six month period beginning on the Effective Date (such six-month period, the “Initial Term”), provided that the Company may elect to extend such term for an additional six months following the Initial Term (any such renewal term, the “Renewal Term”), unless earlier terminated in accordance with Section 3 (the duration of the Consultant’s service hereunder, the “Term”).

2. Terms of Consulting Arrangement.

(a) Agents. Heeter will provide the services hereunder personally, and use of the term “Consultant” shall be deemed to refer to Heeter in his capacity as the service provider under this Agreement. The Consultant will obtain the Company’s prior written consent before using any other agent to perform the services hereunder.

(b) Location. The Consultant acknowledges that the Consultant’s primary work location will be in the Company’s offices in Oak Brook, Illinois.

(c) Positions; Description of Services; Reporting.

(1) During the Term and until the Company appoints a Chief Financial Officer, the Consultant will make Heeter available to serve as the Company’s Interim Chief Financial Officer, and Heeter will so serve. In the event that the Company appoints a Chief Financial Officer prior to the expiration of the Initial Term or any Renewal Term, the Consultant will make Heeter step down as the Interim Chief Financial Officer and the Consultant will serve in an advisory capacity with such duties as to be determined by the Company.

(2) In the capacity as Interim Chief Financial Officer, the Consultant will have the duties, authorities, and responsibilities commensurate with the duties, authorities, and responsibilities of persons in similar capacities in similarly sized companies. In the capacity as Interim Chief Financial Officer, the Consultant will have the duties and responsibilities customarily associated with such position, including, without limitation, performing the function of “principal financial officer” and providing the certifications required by Section 302 and 906 under the Sarbanes-Oxley Act of 2002, and such other related duties and responsibilities reasonably assigned to the Consultant from time to time by the Chief Executive Officer of the Company (the “CEO”).

(3) In providing the services in the capacity as Interim Chief Financial Officer, the Consultant will report directly and exclusively to the CEO.

(4) The Company shall consider, in good faith, Heeter’s candidacy in its search for a permanent Chief Financial Officer.

(5) During the Term, the Consultant agrees to devote substantially a full-time working schedule to the business and affairs of the Company to properly complete the services hereunder, and when so doing shall use his reasonable best efforts to faithfully, effectively, and efficiently perform such services. The specific days and hours during which the Consultant will perform the services hereunder will be determined by the Consultant, subject to alteration dependent on the reasonable business needs of the Company, but generally expected to be consistent with normal business hours, and the Consultant agrees to use reasonable best efforts to be available when requested by the Company with reasonable notice. Nothing herein shall prohibit the Consultant from engaging in other for-profit activities during the Term, so long as such activities do not materially interfere or conflict with the Consultant’s performance of his services hereunder or create (or are not reasonably likely to create) an actual business or fiduciary conflict.

(6) Upon the termination of the Term, the Consultant’s services hereunder will cease, and the Consultant will promptly deliver to the Company, and not keep in the Consultant’s possession, recreate, or deliver to any other person or entity, any and all property that belongs to the Company or its affiliates or that belongs to any other third party and is in the Consultant’s possession as a result of the consulting relationship with the Company, whether created by the Consultant or another person. For the avoidance of doubt, property that is covered by this paragraph includes information and files in electronic form. Notwithstanding anything to the contrary in the foregoing, if the Term terminates but the Consultant continues providing services to, or otherwise becomes employed by, the Company (in either case, in a position expressly agreed by the Company), this subsection 2(c)(6) shall not apply and shall have no force or effect.

(7) Each of the Consultant and Heeter will comply in all material respects with the Company’s policies for executive officers of the Company, including (but not limited to) the Company’s Code of Business Conduct and Ethics, in each case, to the extent, and in the form, provided to the Consultant.

(d) Compensation.

(1) Consulting Fee. During the Term, the Consultant shall receive a monthly consulting fee of US$125,000 (“Consulting Fee”), paid on the first day of each month after completing one month of work.

(2) Expenses. The Consultant is authorized to incur reasonable business expenses that, in his reasonable business judgment, are necessary or appropriate to carry out his services under this Agreement. The Consultant shall be entitled to reimbursement for such expenses upon submission of receipts and subject to the Company’s standard procedures and policies for consultant expenses. The Consultant will reasonably promptly remit invoices for expenses incurred hereunder, which shall be paid within 30 days of receipt of such invoice.

(e) No Benefits. Neither the Company nor any of its affiliates will provide the Consultant with any benefits, nor will the Consultant be entitled to participate in any benefit plan or arrangement of the Company or any of its affiliates (the “Company Group Benefit Plans”). If for any reason any government agency, court, or other entity determines that the Consultant is entitled to participate in any Company Group Benefit Plan for the period during which the Consultant is providing services to the Company, then the Consultant hereby waives his right to receive any benefits under such Company Group Benefit Plan. Further, if for any reason the waiver contained in the immediately preceding sentence is determined to be invalid or unenforceable and a determination is made that the Consultant is entitled to any benefits under any such Company Group Benefit Plan for the period during which the Consultant is providing services to the Company, then the Consultant agrees to irrevocably waive any such benefits (and will promptly complete and return any documents reasonably specified by the Company for such purpose). For the avoidance of doubt, the Consultant is not entitled to participate in any executive cash incentive bonus plan or equity incentive plan, unless otherwise determined by the Company.

(f) Independent Contractor Status; Tax Consequences. The Consultant and Heeter acknowledge that, during the Term, the Consultant’s relationship with the Company will be that of an independent contractor, and neither the Consultant nor Heeter will be an employee of the Company. The Consultant represents and warrants that it is customarily engaged in an independently established trade, occupation, or business of the same or similar nature as the services to be performed hereunder. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to the Consultant or made on the Consultant’s behalf under the terms of this Agreement. The Consultant and Heeter agree and understand that the Consultant is responsible for payment, if any, of local, state, and/or federal taxes on the payments made hereunder by the Company. The Consultant and Heeter represent and agree that the Company is not required to withhold or pay any income, payroll, social security, or other federal, state, or local taxes; make any insurance contributions, including for unemployment or disability; or obtain workers’ compensation insurance on behalf of the Consultant or Heeter. However, the Company reserves the right to withhold payroll taxes and other amounts to the extent required by applicable law. For the avoidance of doubt, the Consultant has requested and will receive an IRS Form 1099-MISC or Form 1099-NEC, as appropriate, from the Company for the services under this Agreement. The Consultant acknowledges and agrees that the Consultant is obligated to report as income all compensation received by the Consultant pursuant to this Agreement.

(g) No Prior Restrictions. The Consultant and Heeter represent and warrant that the Consultant’s and Heeter’s service relationship with the Company will not violate, or cause the Consultant or Heeter to be in breach of, any obligation or covenant made to any former employer or other third party, and each agrees that, during the course of the Consultant’s and Heeter’s service relationship with the Company, the Consultant and Heeter will not take any action that would violate or breach any legal obligation that the Consultant or Heeter may have to any former employer or other third party.

3. Termination of Service.

(a) Death. The Consultant’s service hereunder shall terminate automatically upon the Consultant’s death during the Term.

(b) Cause. The Company may terminate the Consultant’s services hereunder for Cause at any time during the Term, including, for the avoidance of doubt, during the Initial Term or any Renewal Term, without advance written notice. For purposes of this Agreement, “Cause” shall be limited to the Consultant’s (i) refusal to perform any material services hereunder (other than as a result of the Consultant’s physical or mental incapacity) that continues after written notice and opportunity to cure from the Company; (ii) commission of an intentional and material act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company as reasonably determined by the Company; (iii) conviction of, or plea of no contest or nolo contendere to, any felony or any crime that involves fraud, dishonesty, or moral turpitude or that causes material harm, financial or otherwise, to the Company; (iv) willful failure to reasonably cooperate (other than due to the Consultant’s death or disability) in any audit or investigation of the business or financial practices of the Company that continues after written notice from the Company and 30 days to cure; or (v) willful and material violation of any federal, state, or local law or regulation applicable to the Company or its business that demonstrably and materially adversely affects the Company and that is not promptly (i.e., within 30 days) cured after written notice from the Company.

(c) Notice of Termination. Following the expiration of the Initial Term, the Company may terminate the Consultant’s services hereunder without Cause during any Renewal Term with three months’ advance written notice, and the Consultant may terminate the Consultant’s services hereunder for any or no reason with three months’ advance written notice. Any termination hereunder, whether by the Company for Cause or without Cause, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8(c). For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon; (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the services hereunder under the provision so indicated; and (iii) if the date of termination is other than the date of receipt of such notice, specifies the termination date. For the avoidance of doubt, no Notice of Termination is needed for a termination of service that occurs at the end of the Initial Term or any Renewal Term.

4. Obligations of the Company upon Termination. Upon a termination of the Consultant’s service hereunder, the Company shall have no further payment obligations to the Consultant, his agents, or any of their legal representatives, other than for the payment in a lump sum in cash within 30 days after the termination date (or such earlier date as required by applicable law) of that portion of the Consulting Fee accrued through the termination date to the extent not previously paid, and any expense reimbursement accrued and unpaid.

5. Confidential Information.

(a) The Consultant acknowledges that the Company has trade, business, and financial secrets and other confidential and proprietary information (collectively, the “Confidential Information”) that have been and will be provided to the Consultant during the Consultant’s service relationship with the Company. Confidential information includes, but is not limited to, sales materials, technical information, strategic information, business plans, processes, and compilations of information; records, specifications, and information concerning customers or vendors; customer lists; and information regarding methods of doing business.

(b) The Consultant is aware that the Company has implemented policies to keep its Confidential Information secret, including those policies limiting the disclosure of information on a need-to-know basis, requiring the labeling of documents as “confidential,” and requiring the keeping of information in secure areas. The Consultant acknowledges that the Confidential Information has been developed or acquired by the Company through the expenditure of substantial time, effort, and money and provides the Company with an advantage over competitors who do not know or use such Confidential Information. The Consultant acknowledges that all such Confidential Information is the sole and exclusive property of the Company and its affiliates.

(c) During, and at all times following, the Consultant’s service relationship with the Company, the Consultant and Heeter shall hold in confidence and not directly or indirectly disclose, use, copy, or make lists of any Confidential Information, except (i) to the extent determined appropriate by the Consultant or Heeter in his reasonable discretion to provide services hereunder to the Company; (ii) where such information is, at the time of disclosure by the Consultant or Heeter, generally available to the public other than as a result of any direct or indirect act or omission of the Consultant or Heeter in breach of this Agreement; or (iii) where the Consultant or Heeter is compelled by legal process. The Consultant and Heeter agree to use reasonable efforts to give the Company prompt written notice of any and all attempts to compel disclosure of any Confidential Information, to the extent that it or he is legally permitted to do so. Such written notice shall include either (A) the subpoena(s) or order(s) (or other similar documents) compelling such disclosure or (B) a reasonable description of the information to be disclosed; the court, government agency, or other forum through which the disclosure is sought; the date by which the information is to be disclosed; and a copy of the subpoena, order, or other process used to compel disclosure, in each case to the extent legally permitted to do so.

(d) The Consultant and Heeter will take such precautions as deemed reasonable to prevent disclosure of Confidential Information in it or his possession or control to any unauthorized individual or entity. The Consultant and Heeter further agree not to use, whether directly or indirectly, any Confidential Information for the benefit of any person, business, corporation, partnership, or any other entity other than the Company.

(e) In accordance with the Defend Trade Secrets Act of 2016, the Consultant and Heeter are hereby notified by the Company that the Consultant and Heeter will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Consultant and Heeter are further notified by the Company that, if the Consultant or Heeter files a lawsuit for retaliation by an employer for reporting a suspected violation of law, then the Consultant or Heeter may disclose the employer’s trade secrets to the Consultant’s or Heeter’s attorney, as applicable, and use the trade secret information in the court proceeding if the Consultant or Heeter, as applicable, (I) files any document containing the trade secret under seal and (II) does not disclose the trade secret, except pursuant to court order.

Nothing in this paragraph shall be interpreted to mean that the Consultant or Heeter is an employee of the Company or that the Company is the Consultant’s or Heeter’s employer.

(f) Notwithstanding anything to the contrary contained herein, no provision of this Agreement shall be interpreted so as to impede any individual from reporting possible violations of federal law or regulation to any governmental agency or entity, including (but not limited to) the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency inspector general, or making other disclosures under the whistleblower provisions of federal law or regulation. Further, nothing herein prohibits, prevents or otherwise restricts the Consultant or Heeter from (i) reporting any good faith allegation of unlawful employment practices to any federal, state or local government agency enforcing discrimination laws; (ii) reporting any good faith allegation of criminal conduct to any appropriate federal, state or local official; (iii) participating in a proceeding related to unlawful employment practices, including any litigation brought by any federal, state or local government agency or any other person who alleges that the Company has violated any state federal, or local law, regulation or rule; (iv) making any truthful statement of disclosures required by law, regulation or legal process; (v) requesting or receiving confidential legal advice; (vi) engaging in concerted activity to address work-related issues; or (vii) making truthful statements or disclosures about alleged unlawful employment practices. For purposes of this Agreement, “unlawful employment practices” means any practice made unlawful that is actionable under Article 2 of the Illinois Human Rights Act, Title VII of the Civil Rights Act of 1964, or any other State or federal rule or law governing employment, including those that are enforced by the Illinois Department of Human Rights, Illinois Department of Labor, Illinois Labor Relations Board, Equal Employment Opportunity Commission, United States Department of Labor, Occupational Safety and Health Administration, or National Labor Relations Board.

(g) The Consultant and Heeter may each, and each is expected to, provide the Company with advice, suggestions, or feedback (collectively, the “Feedback”) relating to the Company’s business, products, and services (and improvements, enhancements, and improvements thereto), including in written or tangible form (collectively, the “Materials”). The Company may use such Feedback and Materials, and to the extent that the Consultant or Heeter has any intellectual or proprietary rights in such Feedback and Materials, the Consultant and Heeter hereby grant the Company a nonexclusive, worldwide, perpetual, transferable, sublicensable, irrevocable, royalty-free license under such rights to use and exploit such Feedback and Materials for any purpose, including in connection with developing, maintaining, and improving its products and services. The Consultant and Heeter will not disclose to the Company, or use for the benefit of the Company, any materials or technology that the Consultant and/or Heeter do not own; that are subject to any restrictions on use by the Company, the Consultant, or Heeter; or that infringe, or if used or implemented by the Company, would infringe, any third party’s intellectual property rights.

(h) As used in this Section 5, “Company” shall include the Company and any of its affiliates.

6. Non-Disparagement. Subject to Sections 5(e) and (f), during the Term and for three years thereafter, the Consultant and Heeter each agrees not to intentionally make, or intentionally cause any other person to make, any public statement that is intended to criticize or disparage the Company, any of its affiliates, or any of their respective officers, managers, or directors. This Section 6 shall not be construed to prohibit any person from responding publicly to incorrect public statements; from making truthful statements when required by law, subpoena, court order, or the like; or from enforcing this Agreement or making internal (i.e., nonpublic) statements while discharging duties to the Company.

7. Employee Non-Solicit. During the Term, the Consultant and Heeter agree that the Consultant and Heeter shall not, except in the furtherance of the Consultant’s duties hereunder, solicit, aid, or induce any employee or individual service provider of the Company or any of its subsidiaries to leave such employment or service or to accept employment with or render services to or with any other person, firm, corporation, or other entity unaffiliated with the Company and its subsidiaries or hire or retain any such employee or individual service provider. An employee or individual service provider shall be deemed covered by this Section 7 while so employed or engaged by the Company or any of its subsidiaries and for three months thereafter. An individual service provider shall be deemed covered by this Section 7 if such service provider is a natural person providing consulting services to the Company. For the avoidance of doubt, entity service providers will not be deemed to be covered by this Section 7. Notwithstanding the foregoing, the provisions of this Section 7 shall not be violated by (a) general advertising or solicitation not specifically targeted at Company-related persons or entities, or (b) during the three-month period described in this Section 7, with respect to an employee or other service provider who was first engaged by the Company specifically to assist the Consultant in its duties for the Company.

8. Miscellaneous.

(a) Survival and Construction. The Consultant’s obligations under this Agreement will be binding upon the Consultant’s administrators and will inure to the benefit of the Company and its subsidiaries, successors, and assigns. The language of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties. The section and paragraph headings used in this Agreement are intended solely for the convenience of reference and shall not in any manner amplify, limit, modify, or otherwise be used in the interpretation of any of the provisions hereof.

(b) Definitions. As used in this Agreement, “affiliate” means, with respect to a person, any other person controlling, controlled by or under common control with the first person; the term “control” (and correlative terms) means the power, whether by contract, equity ownership, or otherwise, to direct the policies or management of a person; and “person” means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by electronic mail, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

Rogge Dunn

Rogge Dunn Group, PC

500 N. Akard Street, Suite 1900

Dallas, Texas 75201-6629

***@***.com

If to the Company:

Hub Group, Inc.

Attn: EVP, Chief Legal Officer & Corporate Secretary

2001 Hub Group Way

Oak Brook, IL 60523

Legal@hubgroup.com

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee if delivered by hand, on the next business day following sending if delivered (sent) by electronic mail, and on the second business day following posting if delivered by registered or certified mail, return receipt requested, postage prepaid.

(d) Enforcement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted a portion of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. A court or arbitrator is authorized hereunder to construe, judicially modify, or “blue pencil” any such provision in any such jurisdiction so as to thereafter be limited or reduced to the extent required to be enforceable in such jurisdiction in accordance with applicable law.

The parties acknowledge that the remedy at law for a breach by the other party of any of Sections 5 and 6 will be inadequate and that the damages flowing from such breach will not be readily susceptible to being measured in monetary terms. Accordingly, upon a violation or threatened violation of any part of such sections, the applicable party shall be entitled to immediate injunctive relief (or other equitable relief) without having to demonstrate special or unique damages and, notwithstanding Section 8(h) below, may obtain a temporary order from any court having proper jurisdiction restraining any future or further violation. Nothing in this paragraph shall be deemed to limit any remedies at law or in equity for any breach by a party hereto of any of the parts of such sections that may be pursued or availed of by a party hereto.

(e) Section 409A Compliance. This Agreement is intended to comply with (or be exempt from, including as a “short-term deferral” under) Internal Revenue Code Section 409A (“Section 409A”), and the provisions of this Agreement shall be construed accordingly. To the extent that any in-kind benefits or reimbursements pursuant to this Agreement are taxable and constitute deferred compensation subject to Section 409A, any reimbursement payment due shall be paid on or before the last day of the Consultant’s taxable year following the taxable year in which the related expense was incurred. In addition, any such in-kind benefit or reimbursement is not subject to liquidation or exchange for another benefit, and the amount of such benefit or reimbursement that the Consultant receives in one taxable year shall not affect the amount of such benefits and reimbursements that the Consultant receives in any other taxable year. The Consultant agrees to promptly submit and document any reimbursable expenses in accordance with the Company’s reasonable expense reimbursement policies for consultants in order to facilitate the timely reimbursement of such expenses.

Notwithstanding any other provision of this Agreement, (i) the Company makes no representation to the Consultant about the effect of Section 409A on the provisions of this Agreement or any other compensation arrangement of the Consultant, and the Company will have no liability to the Consultant in the event that either of them becomes subject to taxation (including taxes, penalties, and interest) under Section 409A (other than any reporting and/or withholding obligations that the Company may have under applicable tax law) or in the event that either of them incurs other expenses on account of noncompliance or alleged noncompliance with Section 409A; (ii) if any other payments of money or provision of other benefits due to the Consultant hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A, or otherwise, such payment or other benefits shall be restructured, to the extent possible, in a manner determined by the Company that does not cause such an accelerated or additional tax; (iii) to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Consultant will not be considered to have terminated services with the Company for purposes of this Agreement, and no payment shall be due to the Consultant under this Agreement until the Consultant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A; (iv) each amount to be paid or benefit to be provided to the Consultant pursuant to this Agreement, which constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A; and (v) if the Consultant is a “specified employee” within the meaning of Section 409A at the time of the Consultant’s separation from service, to the extent the Consultant agrees it is required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts otherwise payable upon the Consultant’s separation from service shall be delayed until the date six months and one day after the Consultant’s separation from service.

(f) No Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at any time.

(g) Complete Agreement. The provisions of this Agreement constitute the entire and complete understanding and agreement between the parties with respect to the subject matter hereof, and this Agreement supersedes all prior and contemporaneous oral and written agreements, representations, and understandings of the parties, which are hereby terminated. Other than expressly set forth herein, the Consultant and the Company acknowledge and represent that there are no other promises, terms, conditions, or representations (oral or written) regarding any matter relevant hereto. This Agreement may be executed electronically and in two or more counterparts.

(h) Arbitration. The Company, on the one hand, and the Consultant and Heeter, on the other hand, agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies, or other matters in question (“claims”), whether or not arising out of this Agreement or the Consultant’s or Heeter’s service (or termination thereof), whether sounding in contract, tort, or otherwise and whether provided by statute or common law, that the Company may have against the Consultant or Heeter, or that the Consultant or Heeter may have against the Company or its parents, subsidiaries, and affiliates, and each of the foregoing entities’ respective officers, directors, employees, or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company’s right to seek equitable relief, including injunctive relief and specific performance, and damages and any other remedy or relief (including the recovery of attorney’s fees, costs, and expenses) in a court of competent jurisdiction for an alleged breach of Section 5 or 6 of this Agreement, and the Consultant and Heeter each expressly consent to the nonexclusive jurisdiction of the district courts of Illinois for any such claims. Subject to the preceding sentence, claims covered by this agreement to arbitrate also include claims by the Consultant and/or Heeter for breach of this Agreement, wrongful termination, discrimination, and retaliation. In the event of any breach of this Agreement by the Company, it is expressly agreed that, notwithstanding any other provision of this Agreement, the only damages to which the Consultant and Heeter shall be entitled is lost compensation in accordance with Section 2 and reimbursement of costs and expenses incurred by the Consultant and Heeter in such dispute, as set forth below. The Company, the Consultant, and Heeter agree that any arbitration shall be in accordance with the Federal Arbitration Act (“FAA”) and, to the extent an issue is not addressed by the FAA, with the then-current Employment Arbitration Rules of the American Arbitration Association (“AAA”) or such other rules of the AAA as applicable to the claims being arbitrated. If a party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of Illinois (excluding, to the extent applicable, choice-of-law principles that might call for the application of some other state’s law) or federal law or both, as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, or formation of this agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. The parties agree that venue for arbitration will be in Chicago, Illinois, and that any arbitration commenced in any other venue will be transferred to Chicago, Illinois, upon the written request of any party to this Agreement. Any and all of the arbitrator’s orders, decisions, and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision, or award of the arbitrator, shall be kept confidential by all parties. THE COMPANY, THE CONSULTANT, AND HEETER EACH ACKNOWLEDGES THAT, BY SIGNING THIS AGREEMENT, EACH PARTY IS WAIVING ANY RIGHT THAT SUCH PARTY MAY HAVE TO A JURY TRIAL OR, EXCEPT AS EXPRESSLY PROVIDED HEREIN, A COURT TRIAL OF ANY CLAIM THAT SUCH PARTY MAY ALLEGE.

(i) Survival. Sections 5 and 6 of this Agreement and the agreement to arbitrate in Section 8(h) of this Agreement shall survive the termination of this Agreement.

(j) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of Illinois without reference to principles of conflict of laws of Illinois or any other jurisdiction and, where applicable, the laws of the United States.

(k) Amendment. This Agreement may not be amended or modified at any time, except by a written instrument executed by the Company and the Consultant.

(l) Assignment. This Agreement is personal as to the Consultant, and accordingly, the Consultant’s obligations hereunder may not be assigned by it. This Agreement shall be assigned by the Company to any entity which is a successor in interest to all or substantially all of the Company’s business.

(m) Acknowledgment. The Consultant acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on his own judgment.

(n) Reimbursement of Consultant’s Attorneys’ Fees. The Company shall pay or reimburse reasonable attorneys’ fees the Consultant incurred in receiving advice from his attorney regarding the evaluation, negotiation and finalization of this Agreement, up to a maximum of $10,000, provided that the Consultant’s attorney provides an itemized bill to Company.

(o) D&O Insurance. During the Term, the Consultant will be covered on any D&O Insurance policies to the same extent as any of the other officers of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Consultant and Heeter each has hereunto set his hand, and pursuant to the authorization from the Board of Directors, the Company has caused this Agreement to be executed, all as of the day and year first above written.

CONSULTANT:

THE HEETER GROUP, LLC

/s/ Todd Heeter

HEETER (for purposes of Sections 2(a), 2(c)(7), 2(f), 2(g) 4, 5, 6, 7, 8(g) and 8(k)):

TODD HEETER

/s/ Todd Heeter

HUB GROUP, INC.

By:	/s/ Phillip D. Yaeger
Name: Phillip D. Yeager
Title: President, CEO & Vice Chairman

[Signature Page to Consulting Agreement]